TO BUSINESS AND TECHNOLOGY EDITORS:

Autodesk Reports Record Revenue of $620 Million in its Second Quarter of Fiscal 2009

SAN RAFAEL, Calif., Aug. 14 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported revenue of $620 million for the second quarter of fiscal 2009, an increase of 18 percent over the second quarter of fiscal 2008. GAAP diluted earnings per share in the second quarter increased 3 percent to $0.39, compared to $0.38 per diluted share in the second quarter last year. Non-GAAP diluted earnings per share in the second quarter increased 27 percent to $0.56, compared to $0.44 per diluted share in the second quarter last year. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

"We're very pleased that Autodesk was able to achieve another quarter of record revenue results," said Carl Bass, Autodesk president and CEO. "Our ability to serve diverse business segments globally with leading software design and engineering solutions drove our strong performance. The combination of a strong market position, industry and geographic diversification, a strong balance sheet, and excellent cash flow, positions Autodesk for continued success."

Operational Highlights
In addition to favorable currency exchange rates, Autodesk's performance in the second quarter of fiscal 2009 was driven by continued revenue growth of model-based 3D design solutions, 2D vertical products, emerging economies, as well as total upgrade and maintenance revenue growth.

Combined revenue from the Company's model-based 3D solutions, which includes Inventor, Revit, Civil 3D, NavisWorks, Robobat, and Moldflow, increased 36 percent over the second quarter of fiscal 2008 to $166 million and comprised 27 percent of total revenue for the quarter. Excluding Moldflow, which was acquired during the quarter, model-based 3D solutions grew 31 percent to $159 million. Autodesk shipped approximately 36,000 commercial seats of its model-based 3D design products, including approximately 10,000 commercial seats of Inventor and 26,000 seats of its Architecture Engineering and Construction products -- Revit, Civil 3D, NavisWorks, and Robobat. In addition, revenue from 2D vertical products increased 16 percent compared to the second quarter of fiscal 2008.

Revenue from the emerging economies increased 40 percent over the second quarter of fiscal 2008 to $114 million and represented 18 percent of total revenue. EMEA revenue was $267 million, an increase of 31 percent as reported over the second quarter of fiscal 2008, and 15 percent at constant currency. Revenue in Asia Pacific was $150 million, an increase of 18 percent as reported year-over-year, and 11 percent at constant currency. Revenue in the Americas increased 4 percent over the second quarter of fiscal 2008 to $203 million, despite continued economic headwinds.

Upgrade revenue and maintenance revenue combined increased 34 percent over the second quarter of fiscal 2008 to $238 million. Maintenance revenue increased 36 percent compared to the second quarter of fiscal 2008 to $180 million, or 29 percent of total revenue. Deferred maintenance revenue increased $14 million sequentially and $132 million compared to the second quarter of fiscal 2008. Total upgrade revenue increased 27 percent compared to the second quarter of fiscal 2008.

Business Outlook
The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

Third Quarter Fiscal 2009
Net revenue for the third quarter of fiscal 2009 is expected to be in the range of $625 million and $635 million. GAAP earnings per diluted share are expected to be in the range of $0.40 and $0.42. Non-GAAP earnings per diluted share are expected to be in the range of $0.54 and $0.56 and exclude $0.07 related to stock-based compensation expense and $0.07 for the amortization of acquisition related intangibles.

Fourth Quarter Fiscal 2009
Net revenue for the fourth quarter of fiscal 2009 is expected to be in the range of $660 million and $680 million. GAAP earnings per diluted share are expected to be in the range of $0.52 and $0.56. Non-GAAP earnings per diluted share are expected to be in the range of $0.64 and $0.68 and exclude $0.08 related to stock-based compensation expense and $0.04 for the amortization of acquisition related intangibles.

Full Year Fiscal 2009
For fiscal year 2009, net revenue is expected to be in the range of $2.50 billion and $2.53 billion. Full year GAAP earnings per diluted share are now expected to be in the range of $1.72 and $1.78. Non-GAAP earnings per diluted share are still expected to be in the range of $2.24 and $2.30 and exclude $0.29 related to stock-based compensation expense and $0.23 for the amortization of acquisition related intangibles and in-process research and development expense.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding anticipated market trends and other statements regarding our expected performance and results. Other factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, fluctuation in foreign currency exchange rates, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company's consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company's reports on Form 10-K for the year ended January 31, 2008 and our Form 10-Q for the quarter ended April 30, 2008, which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast
Autodesk will host its second quarter conference call today at 5:00 p.m. EDT. The live announcement may be accessed at http://www.autodesk.com/investors or by dialing 866-700-7477 or 617-213-8840 (passcode: 68223258). An audio webcast or podcast of the call will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EDT by dialing
888-286-8010 or 617-801-6888 (passcode: 93009896).

About Autodesk
Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, Autodesk, Civil 3D, Inventor, Revit, NavisWorks, and Robobat are either registered trademarks or trademarks of Autodesk, Inc., in the US and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033
Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034

Press:	Pam Pollace, pam.pollace@autodesk.com, 415-547-2441
Colleen Rubart, colleen.rubart@autodesk.com, 415-547-2368

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$440.2	$393.6	$872.4	$776.7

Maintenance	179.3	132.3	345.9	257.7

Total net revenue	619.5	525.9	1,218.3	1,034.4

Cost of license and other revenue	57.4	49.6	113.2	100.1

Cost of maintenance revenue	2.1	2.3	4.1	4.4

Total cost of revenue	59.5	51.9	117.3	104.5

Gross margin	560.0	474.0	1,101.0	929.9

Operating Expenses:

Marketing and sales	228.8	198.8	452.7	391.3

Research and development	153.2	114.9	296.9	229.6

General and administrative	59.2	45.8	112.7	93.1

Total operating expenses	441.2	359.5	862.3	714.0

Income from operations	118.8	114.5	238.7	215.9

Interest and other income, net	6.3	3.4	13.2	13.2

Income before income taxes	125.1	117.9	251.9	229.1

Provision for income taxes	(35.3)	(26.3)	(67.5)	(54.2)

Net income	$89.8	$91.6	$184.4	$174.9

Basic net income per share	$0.40	$0.40	$0.82	$0.76

Diluted net income per share	$0.39	$0.38	$0.80	$0.72

Shares used in computing basic net income per share	224.2	230.3	225.2	230.8

Shares used in computing diluted net income per share	231.1	243.0	232.1	243.7

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2008	2008
	(Unaudited)
ASSETS:

Current assets:
Cash and cash equivalents	$929.6	$917.9
Marketable securities	32.6	31.4
Accounts receivable, net	325.2	386.5
Deferred income taxes	58.2	98.1
Prepaid expenses and other current assets	56.9	47.9
Total current assets	1,402.5	1,481.8

Marketable securities	8.3	8.4
Computer equipment, software, furniture and leasehold improvements, net	109.2	80.2
Purchased technologies, net	106.2	64.4
Goodwill	626.9	443.4
Deferred income taxes, net	67.5	54.6
Other assets	122.9	79.4
	$2,443.5	$2,212.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$78.1	$79.3
Accrued compensation	108.0	146.2
Accrued income taxes	21.2	14.4
Deferred revenue	440.7	400.7
Borrowings under line of credit	120.0	-
Other accrued liabilities	101.0	89.7
Total current liabilities	869.0	730.3

Deferred revenue	121.9	105.4
Long term income taxes payable	101.4	86.5
Long term deferred income taxes	29.2	3.3
Other liabilities	62.1	56.2

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	997.6	998.3
Accumulated other comprehensive income	19.9	13.8
Retained earnings	242.4	218.4
Total stockholders' equity	1,259.9	1,230.5
	$2,443.5	$2,212.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 31,
	2008	2007
	(Unaudited)

Operating Activities
Net income	$184.4	$174.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.1	28.6
Stock-based compensation expense	48.4	35.9
Charge for acquired in-process research and development	16.8	1.0
Changes in operating assets and liabilities, net of business combinations	105.1	87.8
Net cash provided by operating activities	393.8	328.2

Investing Activities
Purchases of available-for-sale marketable securities	(5.6)	(705.7)
Sales of available-for-sale marketable securities	4.7	765.7
Business combinations, net of cash acquired	(257.5)	(21.3)
Capital and other expenditures	(39.9)	(18.2)
Net cash provided by (used in) investing activities	(298.3)	20.5

Financing activities
Proceeds from issuance of common stock, net of issuance costs	50.1	83.8
Draws on line of credit	690.0	-
Repayments of line of credit	(570.0)	-
Repurchases of common stock	(256.5)	(325.1)
Net cash used in financing activities	(86.4)	(241.3)

Effect of exchange rate changes on cash and cash equivalents	2.6	1.6

Net increase in cash and cash equivalents	11.7	109.0
Cash and cash equivalents at beginning of fiscal year	917.9	665.9
Cash and cash equivalents at end of period	$929.6	$774.9

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures areamong the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$57.4	$49.6	$113.2	$100.1
SFAS 123R stock-based compensation expense	(1.1)	(1.1)	(2.1)	(1.7)
Amortization of developed technology	(5.3)	(2.1)	(8.8)	(4.2)
Employee tax reimbursements related to stock option review	-	-	-	(1.1)
Non-GAAP cost of license and other revenue	$51.0	$46.4	$102.3	$93.1

GAAP gross margin	$560.0	$474.0	$1,101.0	$929.9
SFAS 123R stock-based compensation expense	1.1	1.1	2.1	1.7
Amortization of developed technology	5.3	2.1	8.8	4.2
Employee tax reimbursements related to stock option review	-	-	-	1.1
Non-GAAP gross margin	$566.4	$477.2	$1,111.9	$936.9

GAAP marketing and sales	$228.8	$198.8	$452.7	$391.3
SFAS 123R stock-based compensation expense	(10.0)	(9.0)	(20.5)	(15.2)
Employee tax reimbursements related to stock option review	-	-	-	(4.8)
Non-GAAP marketing and sales	$218.8	$189.8	$432.2	$371.3

GAAP research and development	$153.2	$114.9	$296.9	$229.6
SFAS 123R stock-based compensation expense	(7.7)	(6.5)	(16.1)	(11.3)
In-process research and development	(16.8)	(1.0)	(16.8)	(1.0)
Employee tax reimbursements related to stock option review	-	-	-	(4.4)
Non-GAAP research and development	$128.7	$107.4	$264.0	$212.9

GAAP general and administrative	$59.2	$45.8	$112.7	$93.1
SFAS 123R stock-based compensation expense	(4.4)	(4.5)	(9.7)	(7.7)
Amortization of customer relationships and trademarks	(6.4)	(2.0)	(9.3)	(3.9)
Employee tax reimbursements related to stock option review	-	-	-	(1.7)
Non-GAAP general and administrative	$48.4	$39.3	$93.7	$79.8

GAAP operating expenses	$441.2	$359.5	$862.3	$714.0
SFAS 123R stock-based compensation expense	(22.1)	(20.0)	(46.3)	(34.2)
Employee tax reimbursements related to stock option review	-	-	-	(10.9)
Amortization of customer relationships and trademarks	(6.4)	(2.0)	(9.3)	(3.9)
In-process research and development	(16.8)	(1.0)	(16.8)	(1.0)
Non-GAAP operating expenses	$395.9	$336.5	$789.9	$664.0

GAAP income from operations	$118.8	$114.5	$238.7	$215.9
SFAS 123R stock-based compensation expense	23.2	21.1	48.4	35.9
Employee tax reimbursements related to stock option review	-	-	-	12.0
Amortization of developed technology	5.3	2.1	8.8	4.2
Amortization of customer relationships and trademarks	6.4	2.0	9.3	3.9
In-process research and development	16.8	1.0	16.8	1.0
Non-GAAP income from operations	$170.5	$140.7	$322.0	$272.9

GAAP provision for income taxes	$(35.3)	$(26.3)	$(67.5)	$(54.2)
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(11.2)	(9.4)	(20.3)	(16.7)
Non-GAAP provision for income taxes	$(46.5)	$(35.7)	$(87.8)	$(70.9)

GAAP net income	$89.8	$91.6	$184.4	$174.9
SFAS 123R stock-based compensation expense	23.2	21.1	48.4	35.9
Employee tax reimbursements related to stock option review	-	-	-	12.0
Amortization of developed technology	5.3	2.1	8.8	4.2
Amortization of customer relationships and trademarks	6.4	2.0	9.3	3.9
In-process research and development	16.8	1.0	16.8	1.0
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(11.2)	(9.4)	(20.3)	(16.7)
Non-GAAP net income	$130.3	$108.4	$247.4	$215.2

GAAP diluted net income per share	$0.39	$0.38	$0.80	$0.72
SFAS 123R stock-based compensation expense	0.10	0.09	0.21	0.15
In-process research and development	0.07	-	0.07	-
Employee tax reimbursements related to stock option review	-	-	-	0.05
Amortization of developed technology	0.02	0.01	0.03	0.02
Amortization of customer relationships and trademarks	0.03	-	0.04	0.01
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.05)	(0.04)	(0.09)	(0.07)
Non-GAAP diluted net income per share	$0.56	$0.44	$1.06	$0.88

GAAP diluted shares used in per share calculation	231.1	243.0	232.1	243.7
Impact of SFAS 123R on diluted shares	0.8	1.3	0.5	1.3
Non-GAAP diluted shares used in per share calculation	231.9	244.3	232.6	245.0

Other Supplemental Financial Information(1)

Fiscal Year 2009	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2009
Financial Statistics (in millions, except per share data):
Total net revenue	$599	$620			$1,218
License and other revenue	$432	$440			$872
Maintenance revenue	$167	$180			$346

Gross Margin - GAAP	90%	90%			90%
Gross Margin - Non-GAAP	91%	91%			91%

GAAP Operating Expenses	$421	$441			$862
GAAP Operating Margin	20%	19%			20%
GAAP Net Income	$95	$90			$184
GAAP Diluted Net Income Per Share	$0.41	$0.39			$0.80

Non-GAAP Operating Expenses (2)(3)	$394	$396			$790
Non-GAAP Operating Margin (2)(4)	25%	28%			26%
Non-GAAP Net Income (2)(5)	$117	$130			$247
Non-GAAP Diluted Net Income Per Share (2)(6)	$0.50	$0.56			$1.06

Total Cash and Marketable Securities	$950	$970			$970
Days Sales Outstanding	51	48			48
Capital Expenditures	$14	$26			$40
Cash from Operations	$185	$209			$394
GAAP Depreciation and Amortization	$17	$22			$39

Deferred Maintenance Revenue Balance	$474	$488			$488

Revenue by Geography (in millions):
Americas	$191	$203			$394
Europe	$259	$267			$526
Asia/Pacific	$149	$150			$298

Revenue by Segment (in millions):
Platform Solutions and Emerging Business and Other	$278	$270			$548
Architecture, Engineering and Construction	$129	$144			$273
Manufacturing Solutions	$119	$131			$250
Media and Entertainment	$67	$69			$136
Other	$6	$6			$11

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	41%	35%			38%
% of Total Rev from 3D design products	24%	26%			25%
% of Total Rev from Emerging Economies	17%	18%			18%
Upgrade Revenue (in millions)	$61	$58			$119

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$41	$42			$83
FX Impact on Total Operating Expenses	$(14)	$(11)			$(25)
FX Impact on Total Net Income	$27	$31			$58

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business and Other	$263	$255			$518
Architecture, Engineering and Construction	$119	$133			$252
Manufacturing Solutions	$110	$122			$232
Media and Entertainment	$50	$52			$102
Unallocated amounts	$(1)	$(2)			$(3)

Common Stock Statistics:
GAAP Shares Outstanding	223,616,000	224,528,000			224,528,000
GAAP Fully Diluted Weighted Average Shares Outstanding	232,607,000	231,078,000			232,097,000
Shares Repurchased	8,001,000	-			8,001,000

Installed Base Statistics:
Total AutoCAD-based Installed Base	4,377,000	4,436,000			4,436,000
Total Inventor Installed Base	794,000	819,000			819,000
Total Maintenance Installed Base	1,587,000	1,644,000			1,644,000

(1) Totals may not agree with the sum of the components due to rounding.
(2) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Fiscal Year 2009		QTR 1	QTR 2	QTR 3	QTR 4	YTD 2009

(3)	GAAP Operating Expenses	$421	$441			$862
	Stock-based compensation expense	(24)	(22)			(46)
	Amortization of customer relationships and trademarks	(3)	(6)			(9)
	In-process research and development	-	(17)			(17)
	Non-GAAP Operating Expenses	$394	$396			$790

(4)	GAAP Operating Margin	20%	19%			20%
	Stock-based compensation expense	4%	4%			4%
	Amortization of developed technology	1%	1%			0%
	Amortization of customer relationships and trademarks	1%	1%			1%
	In-process research and development	0%	3%			1%
	Non-GAAP Operating Margin	25%	28%			26%

(5)	GAAP Net Income	$95	$90			$184
	Stock-based compensation expense	25	23			48
	Amortization of developed technology	4	5			9
	Amortization of customer relationships and trademarks	3	6			9
	In-process research and development	-	17			17
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(9)	(11)			(20)
	Non-GAAP Net Income	$117	$130			$247

(6)	GAAP Diluted Net Income Per Share	$0.41	$0.39			$0.80
	Stock-based compensation expense	0.11	0.10			0.21
	Amortization of developed technology	0.01	0.02			0.03
	Amortization of customer relationships and trademarks	0.01	0.03			0.04
	In-process research and development	-	0.07			0.07
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	(0.05)			(0.09)
	Non-GAAP Diluted Net Income Per Share	$0.50	$0.56			$1.06